Exhibit 99.1

Contacts: Rob Stewart	Media Contact: Adam Handelsman
Investor Relations	President & Founder
Tel (949) 480-8300	SpecOps Communications
Fax (949) 480-8301	Tel (212) 518-7721
adam@specopscomm.com

FOR RELEASE

November 15, 2013

ACACIA RESEARCH CORPORATION ANNOUNCES
ADOPTION OF STOCK REPURCHASE PROGRAM OF UP TO $70 MILLION

Newport Beach, Calif. – (BUSINESS WIRE) November 15, 2013 – Acacia Research Corporation (NASDAQ: ACTG) announced today that the Company’s Board of Directors has authorized a program for repurchases of shares of the Company’s outstanding common stock. The stock repurchase program will be put into effect immediately.

Under the stock repurchase program, the Company is authorized to purchase in the aggregate up to $70 million of its common stock through the period ending May 14, 2014. Repurchases may be made from time to time by the Company in the open market or in block purchases in compliance with applicable Securities and Exchange Commission rules.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is the industry leader in patent licensing.  An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions.  Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

For more information, visit: www.acaciaresearch.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements, are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully identify and acquire new patent assets, our ability to develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.